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                                                                    EXHIBIT 99.5

                           FORM OF LETTER TO CLIENTS
                        PHIBRO ANIMAL HEALTH CORPORATION
                     PHILIPP BROTHERS NETHERLANDS III B.V.

                               OFFER TO EXCHANGE
   UNITS CONSISTING OF $103,207,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF PHIBRO ANIMAL HEALTH CORPORATION AND $24,284,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF PHILIP
 BROTHERS NETHERLANDS III B.V. WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS, DATED FEBRUARY 4, 2005 FOR
 ALL OUTSTANDING UNITS CONSISTING OF $103,207,000 AGGREGATE PRINCIPAL AMOUNT OF
   13% SENIOR SECURED NOTES DUE 2007 OF PHIBRO ANIMAL HEALTH CORPORATION AND $24,284,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF
                     PHILIPP BROTHERS NETHERLANDS III B.V.

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated February 4, 2005 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Phibro Animal Health Corporation (the "US Issuer") and Philipp Brothers Netherlands III B.V. (the "Dutch Issuer" and, together with the US Issuer, the "Issuers"), which together constitute the Issuers' offer to exchange 127,491 of the Issuers' units (the "New Units") consisting of $103,207,000 aggregate principal amount of 13% Senior Secured Notes of the US Issuer due 2007 (the "US Notes") and $24,284,000 aggregate principal amount of 13% Senior Secured Notes of the Dutch Issuer due 2007 (the "Dutch Notes" and, together with the US Notes, the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for 127,491 of the Issuers' outstanding unregistered units (the "Existing Units") consisting of $103,207,000 aggregate principal amount of 13% Senior Secured Notes of the US Issuer due 2007 (the "Existing US Notes") and $24,284,000 aggregate principal amount of 13% Senior Secured Notes of the Dutch Issuer due 2007 (the "Existing Dutch Notes" and, together with the Existing US Notes, the "Existing Notes"), upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreements dated October 21, 2003 and December 21, 2004, by and among the Issuers, the Guarantors as defined in the Registration Rights Agreements, and Jefferies & Company, Inc. Other capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

     This material is being forwarded to you as the beneficial owner of the Existing Units carried by us for your account or benefit but not registered in your name. A tender of such Existing Units may only be made by us as the registered holder and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Units held by us for your account or benefit, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Units on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on March 7, 2005, unless extended by the Issuers (the "Expiration Date"). Any Existing Units tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time before the Expiration Date.
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     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Existing Units.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Terms of the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Existing Units from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in Prospectus and the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on March 7, 2005, unless extended by the Issuers.

     The Exchange Offer is not being made to, nor will exchange be accepted from or on behalf of, holders of Existing Units in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender your Existing Units, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Existing Units held by us and registered in our name for your account or benefit.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Phibro Animal Health Corporation and Philipp Brothers Netherlands III B.V. with respect to the Existing Units, including the Prospectus and the Letter of Transmittal.

     This form will instruct you to tender the Existing Units held by you for the account or benefit of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. Please tender the Existing Units held by you for my (our) account as indicated below:

               Aggregate Number of Existing Units to be exchanged

                  ------------------------------------------*

     Dated:________, 2005
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* I (we) understand that if I (we) sign these instruction forms without indicating an aggregate number of Existing Units in the space above, all Existing Units held by you for my (our) account will be exchanged.

                                          Signature(s)

                                          Please print name(s) here

                                          Address(es)

                                          Area Code and Telephone Number

                                          Tax Identification or Social Security
                                          Number(s)

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     None of the Existing Units held by us for your account or benefit will be tendered unless we receive written instructions from you to do so. Unless specific contrary instructions are given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Units held by us for your account or benefit.

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